UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2007

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Technology Drive, Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 836-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On March 26, 2007, the Board of Directors of American Superconductor Corporation, a Delaware corporation (the “Company”), approved a restructuring plan (the “Plan”) to reduce operating costs and to transition its high temperature superconductor products to the manufacturing stage by consolidating the Company’s AMSC Wires, SuperMachines and Power Electronic Systems business segments into two segments: AMSC Superconductors and AMSC Power Systems. The Company will consolidate its manufacturing operations by closing one of its two Westborough, Massachusetts facilities, moving its operations from that facility into its Devens, Massachusetts plant, and by reducing headcount by 37 employees. The Company expects these actions to result in annual cost savings of approximately $4.0 million, commencing during the next quarter beginning April 1, 2007.

The Company estimates that aggregate restructuring charges associated with the Plan are $1.3 million. Of this, $1.1 million of the restructuring charges will be accrued and expensed during the quarter ending March 31, 2007 and consist of:

•	cash payments of $400,000 for severance obligations payable pursuant to the Company’s standard payroll procedures payable primarily during the quarter ended June 30, 2007;

•	$500,000 in cash expenses for the relocation of employees, equipment and inventory to the Company’s Devens facility payable during the quarter ended June 30, 2007; and

•	a $200,000 write-off for the Westborough facility lease, with payments being made to the Company’s former landlord during the six-month period ending September 30, 2007.

Additional cash payments of $200,000 for severance obligations will be expensed during the quarter ending June 30, 2007 and are expected to be paid out over the six-month period ending September 30, 2007, as a small number of the 37 affected employees will remain with the Company through the end of May 2007 in order to complete ongoing projects. The Company expects the restructuring actions under the Plan to be substantially completed by May 30, 2007.

On March 29, 2007, the Company filed a press release announcing the Plan. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Information contained in this Current Report on Form 8-K that relates to the Company’s anticipated expense reductions, restructuring charges, financial performance, business prospects and plans, and similar matters are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update any statement in light of new information or future events except as required by applicable law. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s SEC filings, including, but not limited to, its latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits

(d)

99.1	Press Release issued by American Superconductor Corporation, dated March 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: March 30, 2007	By:	/s/ Thomas M. Rosa
Thomas M. Rosa Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by American Superconductor Corporation, dated March 29, 2007.